Newmark Establishes $125 Million Sublimit Line of Credit for Forbearance
Under CARES Act

NEW YORK, NY – June 23, 2020 – Newmark Group, Inc. (NASDAQ: NMRK) (“Newmark” or “the Company”) established a $125 million sublimit line of credit1 to fund potential principal and interest servicing advances on its Fannie Mae portfolio during the forbearance period related to the CARES Act. The advance line will provide 100% of the principal and interest advance payment at a rate of 1-month LIBOR plus 2.00% and will be collateralized by Fannie Mae's commitment to repay advances. Newmark currently has four Fannie Mae loans in forbearance, with $0.3 million of advances outstanding as of May 31, 2020.

Newmark Chief Financial Officer Mike Rispoli commented: "This line of credit enhances the Company’s strong financial position. Rent collections have been resilient across the industry thus far in the second quarter, and we continue to expect the forbearance rate for Newmark to be below industry projections based on the credit quality of our portfolio.”2

About Newmark Group, Inc.
Newmark Group, Inc. ("Newmark Group") is a publicly traded company that, through subsidiaries, operates as a full-service commercial real estate services business with a complete suite of services and products for both owners and occupiers across the entire commercial real estate industry. Under the Newmark Knight Frank name, the investor/owner services and products of Newmark Group's subsidiaries include capital markets (comprised of investment sales and mortgage brokerage), agency leasing, property management, valuation and advisory, diligence and underwriting. Newmark Group's subsidiaries also offer government sponsored enterprise lending, loan servicing, debt and structured finance, and loan sales. Newmark Group's occupier services and products include tenant representation, global corporate services, real estate management technology systems, workplace and occupancy strategy, consulting, project management, lease administration and facilities management. Newmark Group enhances these services and products through innovative real estate technology solutions and data analytics designed to enable its clients to increase their efficiency and profits by optimizing their real estate portfolio.

Newmark Group has relationships with many of the world's largest commercial property owners, real estate developers and investors, as well as Fortune 500 and Forbes Global 2000 companies. Newmark Group's Class A common stock trades on the NASDAQ Global Select Market under the ticker symbol "NMRK". Newmark is a trademark/service mark and/or registered trademark/service mark of Newmark Group and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited. Find out more about Newmark at, https://twitter.com/newmarkkf, https://www.linkedin.com/company/newmark-knight-frank/, and/or http://ir.ngkf.com/investors/investors-home/default.aspx.
1 The sublimit is now included within its existing $450 million warehouse facility due June 16, 2021 with Bank of America, N.A. See footnote 21, “Warehouse Facilities Collateralized by U.S. Government Sponsored Enterprises”, in the Company’s most recent Form 10-Q for additional details.
2 The weighted average original loan-to-value ratio of Newmark’s Fannie Mae servicing portfolio was 64%, and the debt service coverage ratio was 2.05x as of March 31, 2020. These metrics compare to 66% and 1.9x for Fannie Mae’s multifamily guaranty book of business, respectively, as of March 31, 2020. At the onset of the Great Recession, the respective corresponding ratios for Newmark were 68% and 1.57x as of December 31, 2007.

Discussion of Forward-Looking Statements about Newmark
Statements in this document regarding Newmark that are not historical facts are "forward-looking statements" that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the effects of the COVID-19 pandemic on the Company's business, results, financial position, liquidity and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, Newmark undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark's Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Media Contact:
Karen Laureano-Rikardsen
+1 212-829-4975

Investor Contact:
Jason Harbes, CFA or Jason McGruder
+1 212-829-7124